UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549


                                   FORM 8-K/A-1


                                  CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: April 13, 2000
                ---------------

                             INDO-PACIFIC ENERGY LTD.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Yukon Territory, Canada              000-29344              Not applicable
(State or other jurisdiction        (Commission            (I.R.S Employer
  of incorporation)                 File Number)           Identification No.)


      Suite 1200, 1090 West Pender Street, Vancouver, B.C., Canada     V6E 2N7
--------------------------------------------------------------------------------
           (Address of principal executive offices)                (Postal Code)

Registrant's Telephone number including area code: (604) 682-6496


Item 2 Acquisition or Disposition of Assets

On January 30, 2000, Indo-Pacific Energy Ltd. ("Indo") entered into a letter of intent with Trans- Orient Petroleum Ltd. ("Trans-Orient"). Pursuant to the terms of the letter of intent, Indo and Trans-Orient agreed to restructure their jointly held oil and gas properties. The parties agreed that Trans-Orient would transfer its interest in those properties to Indo and would receive well-head royalties, Indo shares and warrants and other consideration. When the parties entered into this letter of intent, the directors of Indo were Alex Guidi, David
J. Bennett, Brad Holland and Ronald Bertuzzi and the directors of Trans-Orient were Alex Guidi, David J. Bennett, Bernhard J. Zinkhofer and Michael Hart .

The oil and gas assets consisted of interests in unproven oil & petroleum licenses and permits located in New Zealand, Australia and Papua New Guinea. Trans-Orient's interest in these licenses and permits ranged from 5% to 50%.
The parties established a purchase price in the letter of intent on the basis of
1.2 times the capitalized petroleum expenditures of the assets which appeared on the books of Trans-Orient as at December 31, 1999. The 1.2 figure was determined by negotiation, having all the information to hand, including an independent valuation and valuations by other exploration companies by way of farmins, and taking into account the potential upside (and downside) of exploration properties.

The letter of intent was formalized by a formal agreement of purchase and sale (the "Agreement"), which further added detailed clauses of the transaction and the parties involved, including the subsidiaries of Indo and Trans-Orient.

The terms of the Agreement established that the formal closing was expected to occur on or about March 30, 2000. However, the effective date of the Agreement was established at January 1, 2000. The Agreement is subject to ratification by Trans-Orient's shareholders at the Annual General Meeting which will be held on May 23, 2000. Pending shareholder approval, the parties agreed that they will not deal with the exchanged consideration in a way which would make effective rescission of the Agreement impossible. In particular, Trans-Orient agreed not to deal with the securities received from Indo, and Indo agreed not to sell, transfer, mortgage or otherwise encumber the interests in the oil and gas properties, except with the Trans-Orient's consent. Trans-Orient has agreed to give its consent for all transactions which can be said to be in the ordinary course of business. If the Trans-Orient's shareholders do not approve the Agreement by a requisite extraordinary majority, or if a sufficient number of Trans-Orient's shareholders exercise dissent rights making the transaction financially impractical, then Trans-Orient will have the right to elect to rescind the transactions contemplated by the Agreement, or alternatively, seek judicial direction as to those elements of the transaction which can be completed without requiring shareholders consent. While Indo believes that the transaction will be completed, there can be no guarantee that the acquisition of Trans-Orient's interest in the oil and gas properties will be completed because of the necessity of shareholder ratification of this transaction.

Pursuant to the Agreement, Indo purchased all the shares of Trans-Orient Petroleum (PNG) Limited ("Top PNG") and Trans-Orient Petroleum (Aust) Pty Ltd. ("Top Australia"). Prior to the transaction, both Top PNG and Top Australia were wholly owned subsidiaries of Trans-Orient. At the time of this transaction, the directors of Top PNG were Jennifer Margaret Lean and Phillip Cridge , and the director of Top Australia was Jeffrey Phillip Lean. By the terms of the Agreement, Trans-Orient agreed to sell the shares of Top PNG and Top Australia to Indo for 4 common shares of Indo. These shares were given a deemed price of $0.50 per share.

The assets of Top PNG and Top Australia consisted of petroleum, natural gas, sulphur, all other minerals or substances and the right to explore (the "Petroleum Substances"). The right to explore was granted pursuant to leases, licenses, permits and other documents of title (the "Leases") which permitted the holder to drill for, win, take, own or remove the Petroleum Substances, or entitled the holder to a share of the Petroleum Substances removed from the lands underlying the Leases. The following tables provide further details of the assets of Top PNG and Top Australia:


--------------------------------------------------------------------------------
      Permit               Equity %             Royalty %          Expiry Date
Australia and ZOCA                                                 (First Term)
--------------------------------------------------------------------------------
   ZOCA 96-16              10% [1]                1            November 14, 2002
--------------------------------------------------------------------------------
   AC/P 26                 35                     1            February 26, 2004
--------------------------------------------------------------------------------

[1]   Interests confirmed by Timor Gap Joint Authority on February 11, 2000.

--------------------------------------------------------------------------------
      Permit               Equity %             Royalty %          Expiry Date
Papua New Guinea                                                   (First Term)
--------------------------------------------------------------------------------
   PPL 192                 20                     1            January 28, 2003
--------------------------------------------------------------------------------
   PPL 157                 7.5                    1            December 22, 2004
--------------------------------------------------------------------------------
   PPL 215                 40                     1            May 6, 2005
--------------------------------------------------------------------------------
   PPL 213                 5                      1            February 11, 2005
--------------------------------------------------------------------------------

Further to the terms of the Agreement, Indo-Pacific Energy (NZ) Limited ("Indo NZ") purchased the assets of Trans-Orient Petroleum (NZ) Limited ("Top NZ"). Indo NZ is a wholly owned subsidiary of Indo, and Top NZ is a wholly owned subsidiary of Trans-Orient. At the time of this transaction, the directors of Indo NZ were David J. Bennett and Jennifer Margaret Lean , and the directors of Top NZ were David J. Bennett , Jennifer Margaret Lean and Robert C. Rantucci .

The purchased assets of Top NZ consist of exploration concessions and its interest in and to the Leases. Pursuant to the terms of the Leases, the holder is entitled to drill for, win, take, own or remove the Petroleum Substances, or to a share of the Petroleum Substances removed from the lands underlying the Leases. The purchased assets of Top NZ's also consisted of other miscellaneous interests including the following:

a) all contracts, agreements and documents, to the extent that they related directly to the Petroleum Substances or to Top NZ's interest in and to the Leases;
b) all subsisting rights to enter upon, use and occupy the surface of any of the lands underlying the Leases; and
c) copies of engineering records, files, reports and data that relate directly to the Petroleum Substances or Top NZ's interest in and to the Leases.

The following table provides further details of the assets purchased from Top
NZ's:

--------------------------------------------------------------------------------
      Permit               Equity %             Royalty %          Expiry Date
   New Zealand                                                     (First Term)
--------------------------------------------------------------------------------
   PEP 38328               22.5%                  2 [1]        July 1, 2001
--------------------------------------------------------------------------------
   PEP 38332               20                     2            June 24, 2002
--------------------------------------------------------------------------------
   PEP 38335               15                     2            November 29, 2003
--------------------------------------------------------------------------------
   PEP 38339               50                     2            November 26, 2003
--------------------------------------------------------------------------------
   PEP 38720               50                     2            September 2, 2001
--------------------------------------------------------------------------------
   PEP 38723               40                     2            October 30, 2002
--------------------------------------------------------------------------------
   PEP 38256             35 [2][3]                2            August 25, 2002
--------------------------------------------------------------------------------

[1]   Except becomes 5% on Petroleum pool of Whakatu prospect area.
[2]   Subject to AMG option, which can reduce to 10% equity.
[3] Subject to permit requirement to relinquish 50% of lands by August 25, 2000.

Pursuant to the Agreement, Indo also purchased by way of assignment, two inter-corporate loans (the "Top Loans") owing to Trans-Orient by Top Australia and Top PNG. The loans were in the amount of $747,851 and $1,662,575 respectively.

The purchase price for the assets of Top NZ and the Top Loans was $4,097,360 which was allocated as follows:

a)   $1,686,934 for the Top NZ's assets;
b)   $747,851 representing the loan from Trans-Orient to Top Australia; and
c)   $1,662,575 representing the loan from Trans-Orient to Top PNG.

The purchase price of $4,097,360 for the assets of Top NZ and the Top Loans was paid or is payable by Indo as follows:

a)   Source Rock Holdings Ltd. ("Source Rock"), Indo's wholly owned
     Subsidiary, transferred 1.8 million shares and an option to purchase 200,000 shares exercisable at $.50 per share of AMG Oil Ltd. ("AMG Oil") at an agreed value of $720,000 to Reservoir Rock Holdings Ltd. ("Reservoir Rock"), Trans-Orient's wholly owned subsidiary. At the time of this transaction, the directors of both Source Rock and Reservoir Rock were David J. Bennett and Jennifer Margaret Lean;

b) Source Rock transferred 600,000 shares of Gondwana, Energy Ltd. ("Gondwana") at an agreed value of $20,000 to Reservoir Rock;

c) Indo transferred 517,020 shares of Trans-Orient which Indo held at an agreed value of $222,319 to Trans-Orient for cancellation;

d) Indo reserving in favour of Trans-Orient, a 1% gross overriding royalty ("GORR") on the interest transferred on any hydrocarbon production from ZOCA 96-16, AC/P 26, PPL 192, PPL 157, PPL 213, PPL 215 and a 2% GORR on any hydrocarbon production from : PEP 38328, PEP 38332, PEP 38335, PEP 38339, PEP 38720, PEP 38723, PEP 38256, and a 5% GORR on any wells drilled within one kilometer of the Whakatu-1 well located on License PEP 38328 in Hawkes Bay, New Zealand;

e) Indo issued 4,184,224 units to Trans-Orient at a deemed price of $0.50 per unit. Each unit consists of a common share and a two-year common share purchase warrant (the "A Warrant") exercisable at a price of $0.50 in the first year and $0.75 in the second year from the closing date;

f) Indo agreed to issue B Warrants to Trans-Orient provided the following conditions are met: Trans-Orient exercises any A Warrant and a commercial discovery occurs on any of the oil and petroleum properties mentioned above. Indo will issue one B Warrant to Trans-Orient for every A Warrant that Trans-Orient exercises. The B Warrants will be exercisable at a price of $1.50 for a period of one year from their issue;

g) Indo agreed to issue additional units to Trans-Orient, if within 12 months from the closing date of this transaction, Indo completes equity financings in the aggregate amount of not less than $500,000, at an average price per share or unit issued of less than $0.50 per share or unit;

h) Indo granted to Trans-Orient the right to participate to a level of 25% in any equity financing made by Indo up to December 31, 2001;

i) Indo acknowledged to Trans-Orient that Trans-Orient has satisfied and paid inter-company loan from Indo to Trans-Orient in the amount of $1,042,928 and;

j) Indo agreed to meet all ongoing costs accruing to Trans-Orient's account after December 31, 1999, and will hold Trans-Orient harmless from any loss or claim arising out of activities on the oil and gas properties after the closing date of the transaction.

In connection with the transaction the parties obtained a fairness opinion from Evans & Evans, Inc., an independent business valuator. The fairness opinion provided by the business valuator confirmed that the transaction was within the range of values considered to be fair to the shareholders of Indo and Trans-Orient.

As the properties, with one exception, are all unproved exploration interests, it is difficult to determine fair and reasonable values. The methodology used to determine values was based on costs plus a possible premium to reflect the fact that there is a "limited supply" of petroleum properties. This was determined to be reasonable approach by the independent valuers: Evans and Evans who, within their report, stated " the most appropriate method of valuing the assets of Trans and the shares of Indo and AMG is the cost method."

Accordingly the methods used for each of the properties above were as follows:

(a) For the properties PEP 38328 and PEP 38720 the most reasonable method of valuing the interests was considered to be cost with no premium. This was due to the fact that in both permits significant recent expenditures were made on wells drilled, which were unsuccessful in discovering producible hydrocarbons, but did provide some information value. Accordingly, to reflect the significant information value from prior expenditure, cost was considered reasonable, but no premium could be ascribed.

(b) For the remainder of properties, for which no discoveries of petroleum had been made, the most reasonable method of valuing the interests was considered to be cost with 10% premium added. The premium to cost was considered reasonable to reflect the information value resulting from the expenditure to date and to reflect the fact that there is a limited supply of petroleum concessions, so third party companies normally pay significant premiums to obtain interests in current permits.

(c) For the license PPL 157 in Papua New Guinea, there have been 3 wells, which have discovered producible hydrocarbons: Elevala-1, Ketu-1 and Stanley-1. Trans-Orient obtained its interest in the license during the drilling of Stanley-1. Of these discoveries, Elevala-1 tested at rates of approximately
     11.9 million scf per day of gas and 634 barrels per day of condensate. Due to the testing of the Elevala pools and comparative log analysis, reserves for the Elevala and Ketu pools have been established of order 500 Bcf of gas and 26 million barrels of condensate. Due to the presence of these independently verifiable reserves, the most appropriate and reasonable method of valuing the interest was considered to be discounted cash flow of a possible development. The Operator of the permit (Santos Limited) had previously commissioned two separate development studies, and one of these, involving small scale condensate stripping, was used for the cash flow analysis. Using then current oil prices of approximately US$27 per barrel, the 7.5% interest in the permit was valued at CAN$1,700,000 - US$1,224,500
     - using a discount rate of 15%. No value was ascribed to either the Stanley discovery nor other possible exploration value. The reserves, cash flow analysis and value were independently assessed by a consultant petroleum engineer: Joseph Johnston, and the overall value was again reviewed by Evans and Evans Inc.

(d) The methodology and values were independently reviewed by experts in valuing such businesses - Evans and Evans Inc - who also recommended that the cost method was the most appropriate approach for these type of assets.

Although determining value and reasonableness of unproved property assets is difficult, the Registrant considers that the approach taken to setting the value of each property has resulted in a value which is both reasonable to both companies and also independently verifiable as reasonable.

The other parts of the transaction, being the consideration provided to Trans-Orient by the Registrant for the value of the properties acquired were individually assessed as follows:

(a) Units issued: The value of the units issued to Trans-Orient was set based on the value that the shares of the Registrant traded at during the month of December leading up to the effective date of the transaction, on 1 January 2000. This was considered reasonable given the price of the shares already on issue, and the value of the warrants granted were essentially offset by the hold period required on the shares issued.

(b) The loan balance forgiven was simply the face value of the amounts due from Trans-Orient to the Registrant as at 31 December 1999. This included interest charged on the balance to that date.

(c) The value of the shares held by the Registrant in Trans-Orient Petroleum was set at US$0.43 per share, based on the share price quoted on the OTC Bulletin Board in the period leading up to 31 December 1999. This was considered reasonable due to the fact that the shares in Trans-Orient were readily tradeable, with no restrictions on sale at that time.

(d) The value of the shares held in AMG Oil were set at US$0.40 per share, based on approximate market value for AMG Oil shares. AMG Oil shares both at 31 December 1999 and currently are traded on the National Quotation Bureau (the "Pink Sheets").

(e) The value of the shares held in Gondwana was agreed to be the cost value, as there has not been an ongoing market in Gondwana shares. Accordingly cost was considered more appropriate than quotes that were up to 2-3 months previous to the effective date of the transaction.

(f) The value of the shares in the Trans-Orient subsidiaries: Trans-Orient Petroleum (AUS) Pty Ltd and Trans-Orient Petroleum (PNG) Ltd was agreed to be nominal as both subsidiaries have negative shareholders' equity - i.e. the fair value of liabilities outweigh the fair value of their assets.

(g) The value of the gross over-riding royalties granted to Trans-Orient over the interests acquired was set at a nominal amount as the royalties have no value unless production is established in the permit.

Each part of the transaction for the acquisition of the properties was valued based on the method the Registrant and Trans-Orient together considered most appropriate to set a reasonable value. The overall value and the effect of the transaction on the value of each of the two companies was then reviewed by the independent valuer - Evans and Evans Inc. - to ensure the transaction was carried out as fair and reasonable for both companies.

Certain directors of the Registrant had an interest in the asset purchase due to their common directorships and/or owning common shares in Trans-Orient Petroleum Ltd. ("Trans-Orient") or one or more of the companies whose shares were transferred as part of the consideration paid by the Registrant for the assets purchased from Trans-Orient. Based upon a review of insider filings and information provided by the individuals themselves, the following is a summary of the beneficial holdings of common shareholders as at April 13, 2000 for the Registrant, AMG Oil, Gondwana, Durum Cons. Energy Corp. ("Durum") and Trans-Orient:

                   Indo-Pacific     AMG Oil    Gondwana    Durum    Trans-Orient
                   -------------------------------------------------------------
Total Outstanding   32,446,622    19,200,000   6,300,000  1,878,061  44,332,040

A. Guidi:
 Common stock        5,724,076     4,477,500   3,000,000    280,000  16,001,400
 Stock options         500,000          -           -          -      2,000,000
 Warrants              494,000          -           -          -      3,000,000

D.&J. Bennett:
 Common stock          228,000        20,000        -          -        428,000
 Stock options         200,000          -           -          -        225,000
 Warrants                 -             -           -          -           -

B. Holland:
 Common stock             -        1,173,500        -          -      1,565,500
 Stock options         300,000          -           -          -           -

R. Bertuzzi:
 Common stock           10,500     1,093,000        -       164,300   1,153,986

C. Fink:

M. Hart:

B. Zinkhofer:
 Common Stock             -             -           -         2,000        -
 Stock Options            -             -           -          -        133,000

M. Katsumata:
 Common stock            4,000         8,000      15,000       -         17,600

Based on the above table: Alex Guidi beneficially owns 20.08% of Indo-Pacific which includes 994,000 common shares which may be acquired within the 60 days under options and warrants, 23.3% of AMG Oil, 47.6% of Gondwana, 10.6% of Durum and 42.57% of Trans-Orient which includes 5,000,000 common shares of Trans-Orient which may be acquired within the 60 days under options and warrants. David and Jennifer Bennett own 1.3% of Indo-Pacific which includes 200,000 common shares which may be acquired within the 60 days under an option, 0.1% of AMG Oil, and 1.5% of Trans-Orient which includes 225,000 common shares of Trans-Orient which may be acquired within the 60 days under a vesting option. Brad Holland owns 0.9% of Indo-Pacific which is attributable to 300,000 common shares which may be acquired within 60 days under an option, 6.11% of AMG Oil and 3.5% of Trans-Orient. Ronald Bertuzzi owns 0.0% of Indo-Pacific, 5.69% of AMG Oil, 8.6% of Durum and 2.6% of Trans-Orient. Mark Katsumata owns 0.0% of Indo-Pacific, 0.0% of AMG Oil, 0.2% of Gondwana and 0.0% of Trans-Orient.

The following is a summary of the common directors and officers as at April 13, 2000 for Indo-Pacific, AMG Oil, Gondwana, Durum and Trans-Orient:

               Indo-Pacific     AMG Oil    Gondwana    Durum    Trans-Orient
               -----------------------------------------------------------------

Director        A. Guidi        A. Guidi        -        -          A. Guidi
Director        D. Bennett      D. Bennett      -      D. Bennett   D. Bennett
Director        R. Bertuzzi         -      R. Bertuzzi   -             -
Director            -               -           -      M. Hart      M. Hart
Director            -               -           -      B. Zinkhofer B. Zinkhofer

Secretary    M. Katsumata  M. Katsumata  M. Katsumata  M. Katsumata M. Katsumata
CFO                 -               -           -      M. Katsumata M. Katsumata


The following is a summary of the working interests after the asset sale as at April 13, 2000 for each common oil and gas interest held by Indo-Pacific, AMG Oil, Gondwana, Durum and Trans-Orient:

               Indo-Pacific     AMG Oil    Gondwana    Durum    Trans-Orient
                                                                     (1)
               -----------------------------------------------------------------
New Zealand
    PEP 38256(3)   70%            30%           -         -          2%
    PEP 38328      62.5%           -            -         -          2% (2)
    PEP 38332      62.5%           -            -         -          2%
    PEP 38335      25%             -            -         -          2%
    PEP 38339      100%            -            -         -          2%
    PEP 38720      100%            -            -         -          2%
    PEP 38723      80%             -           20%        -          2%
Australia
    AC/P 26        35%             -            -         -          1%
    ZOCA 96-16     10%             -            -         -          1%
Papua New Guinea
    PPL 157        7.5%            -            -         -          1%
    PPL 192        60%             -            -        20%         1%
    PPL 213        5%              -            -         -          1%
    PPL 215        80%             -            -         -          1%

Notes:
(1) Represents gross overriding royalty interests
(2) A 2% GORR applies over PEP 38328 unless a well is drilled within one kilometer of the Whakatu-1 well in which case a 5% GORR would apply.
(3) AMG Oil has the right to earn an additional 50% participating interest by funding all of the costs of drilling two exploration wells including any further seismic data required prior to drilling.

The transaction closed on March 30, 2000. The purpose of this transaction was to allow Indo greater control and leverage over exploration of its projects, but it also ensures that Trans-Orient would retain some benefit in the event of an oil and petroleum discovery. This transaction allows both companies to focus on their respective assets and streamlines the organizations.

Item 7. Pro Forma Financial Information

The pro forma balance sheet noted below has been compiled by management to reflect the impact of the transaction on the Company's consolidated balance sheet, effective January 1, 2000, assuming approval by the shareholders of Trans-Orient Petroleum Ltd. Under the terms of the Agreement, the Company will receive the following equity interests in petroleum exploration permits in New Zealand, Australia and Papua New Guinea. Also disclosed is the approximate expenditure transfer value of the permits effective January 1, 2000:

                  Equity %         Equity %     Combined
                   Indo-            Trans-      Equity %        Agreed Transfer
Licence           Pacific          Orient                           Value
NEW ZEALAND
-----------
PEP 38328         40%              22.50%        62.5%           $    774,184
PEP 38332         42.50%           20%           62.5%                120,898
PEP 38335         10%              15%           25%                  118,076
PEP 38339         50%              50%           100%                  42,568
PEP 38720         50%              50%           100%                 554,902
PEP 38723         60%              40%           100%                  22,910
PEP 38256         35% *            35% *         70% *                 50,153
Total New Zealand                                                   1,683,691
AUSTRALIA (& ZOCA)
------------------
ZOCA 96-16         -               33.33% **     33.33%**             603,767
AC/P 26            -               35%           35%                  144,084
Total Australia                                                       747,851
PAPUA NEW GUINEA
------------------
PPL 192           60%              20%           80%                  250,506
PPL 157            -               7.50%         7.5%               1,224,522
PPL 215           40%              40%           80%                  187,548
Total Papua New Guinea                                              1,662,576
 Other Misc Costs                                                       3,242
                                                                  -----------
TOTAL                                                            $  4,097,360
                                                                  ===========
- * reducing to 10% if AMG Oil exercises drilling option** reducing to 10% upon Phillips Petroleum Ltd. drilling Coleraine-1

================================================================================
Pro Forma Consolidated Balance Sheet
(Prepared in Accordance with United States Generally Accepted Accounting Principles)
(Expressed in United States Dollars)
As at January 1, 2000
Unaudited - Prepared by Management

===========================================================================================================
                                                      Pro Forma Adjustments                 Pro Forma
                                       Indo-Pacific                    Subsequent         Indo-Pacific
                                       Energy Ltd.   Asset Sale      To Asset Sale          Energy Ltd.
-----------------------------------------------------------------------------------------------------------
Assets

Current
Cash and short-term deposits           $ 4,863,254                                        $ 4,863,254
Accounts receivable                        148,419                                            148,419
Loan receivable from related party       1,062,211   (1,062,211)                     (1)         -
Marketable securities                      222,319     (222,319)                     (2)         -
Due from related parties                    62,667                                             62,667
Prepaid expenses                            50,110                                             50,110
-----------------------------------------------------------------------------------------------------------
                                         6,408,980                                          5,124,450

Investments                                740,000     (740,000)                     (3)         -
Property and equipment                     143,961                                            143,961
Oil and gas properties                   3,656,224    4,097,359                      (4)
                                                                     (535,821)       (8)    7,217,762
-----------------------------------------------------------------------------------------------------------

Total Assets                           $10,949,165                                        $12,486,173
===========================================================================================================

Liabilities

Current
Accounts payable and accrued
   liabilities                         $   277,983                                        $   277,983
-----------------------------------------------------------------------------------------------------------

Total Liabilities                          277,983                                            277,983
-----------------------------------------------------------------------------------------------------------

Stockholders' Equity
Common stock without par value;
100,000,000 shares authorized;
Issued and outstanding
  on a pro forma basis:
   32,446,622 shares                    18,245,867    2,092,112                      (5)   20,337,979

Accumulated deficit                     (7,644,685)     (19,283)                     (6)
                                                         70,000                      (7)
                                                                     (535,821)       (8)   (8,129,789)
Cumulative comprehensive adjustment         70,000      (70,000)                     (7)         -
-----------------------------------------------------------------------------------------------------------

Total Stockholders' Equity              10,671,182                                         12,208,190
-----------------------------------------------------------------------------------------------------------

Total Liabilities and
  Stockholders' Equity                 $10,949,165                                        $12,486,173
===========================================================================================================

The pro forma consolidated balance sheet as at January 1, 2000 has been compiled reflecting the full impact of the Asset Sale as of the effective date of January 1, 2000 and its effects subsequent to this date, as follows:

Pro Forma Adjustments Relating to the Asset Sale:

1. Loan receivable from related party - The loan of $1,062,211 to Trans-Orient is repaid as partial consideration for the purchase. The amount includes a $19,283 currency translation adjustment. The net agreed loan repayment amount is $1,042,928 .

2. Marketable securities - 517,020 shares of Trans-Orient having an agreed value of $222,319 are returned to Trans-Orient for cancellation.

3. Investments - 1,800,000 common shares and 200,000 options of AMG Oil and 600,000 common shares of Gondwana are transferred from foreign subsidiaries of the Registrant to Trans-Orient. The agreed values are $720,000 and $20,000 respectively.

4. Oil and gas properties - Oil and gas permits, licenses and capitalized development expenditures recorded at a value of $4,097,359, net of Trans-Orient's 1% to 5% GORR over the properties valued at $1, as described in the "Agreed Transfer Value" column of the preceding table, are purchased from Trans-Orient.

5. Represents the issuance of 4,184,224 common shares and attached warrants of the company at a price of $0.50 per share, representing an aggregate value of $2,092,112.

6. Represents currency translation adjustment on the loan to Trans-Orient, in 1 above.

7. Represents realization of gain on investments, previously reported as unrealized, relating to the 1,800,000 common shares of AMG Oil transferred to Trans-Orient pursuant to the Agreement.

Pro Forma Adjustments Subsequent to the Asset Sale:

8. On April 20, 2000, the Registrant notified the SEC of its election to file all future periodic reports in accordance with the filing requirements and rules of a foreign private issuer. On August 10, 2000, the Registrant filed its last Form 10-Q for the quarter ended March 31, 2000, as amended on March 30, 2001, disclosing the details of this election. The filing requirements and rules that previously applied to the Registrant as a U.S. domestic issuer, including annual and quarterly reports under Forms 10-K and 10-Q and material change reports under Form 8-K, no longer apply to the Registrant. As a foreign private issuer, the Registrant's reporting requirements consist generally of filing an annual report under Form 20-F and the filing of certain information which is material with respect to the Registrant and its subsidiaries under cover of Form 6-K.

     Had the Registrant been required to file a Form 10-Q for the quarter ended June 30, 2000, the application of the ceiling test under the full cost method would have resulted in a write down of $535,821 against the PPL 157 property.

The anticipated work obligation cost for the combined interests is $6,174,500 over the 2000 fiscal year. Please refer to ITEM 1. "BUSINESS" and ITEM 2. "DESCRIPTION OF PROPERTIES" forming part of the Company's Form 10K filed on April 11, 2000 for further information.

                               Index to Exhibits


Exhibit      Description
-------      -----------

2 Agreement of Purchase and Sale dated for reference January 29, 2000 between Trans-Orient Petroleum Ltd., Indo-Pacific Energy Ltd., Trans-Orient Petroleum (AUST) PTY Ltd., Trans-Orient Petroleum
             (PNG) Limited, Trans-Orient Petroleum (NZ) Limited, and Indo-Pacific Energy (NZ) Limited. Herein incorporated by reference as previously filed in our Form 8-K on April 13, 2000.
23.1 Valuation report and Related Fairness Opinion on the sale of Assets from Trans-Orient Petroleum Ltd. to Indo-Pacific Energy Ltd., prepared by independent evaluators Evans & Evans, Inc. on March 24, 2000.

Exhibit 23.1




                VALUATION REPORT AND RELATED FAIRNESS OPINION




                          INDO-PACIFIC ENERGY LTD.
                                    AND
                        TRANS-ORIENT PETROLEUM, LTD.




                              March 24, 2000

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                               EVANS & EVANS, INC.
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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.
--------------------------------------------------------------------------------


                              TABLE OF CONTENTS
                              -----------------

                                                                            Page
                                                                            ----
 1.0   THE PROPOSED TRANSACTION                                               1
 2.0   BACKGROUND                                                             4
 3.0   CONCLUSIONS AS TO FAIRNESS                                             6
 4.0   CREDENTIALS OF EVANS & EVANS, INC.                                     6
 5.0   SCOPE OF VALUATION AND FAIRNESS REPORT                                 7
 6.0   ASSUMPTIONS                                                           13
 7.0   DEFINITION OF FAIR MARKET VALUE                                       14
 8.0   VALUATION METHODOLOGIES                                               15
 9.0   COST-BASED VALUATION METHODOLOGY                                      17
10.0   VALUATION OF OIL & GAS EXPLORATION PERMITS HELD BY TRANS              18
   10.1   Assessment of Oil and Gas Assets                                   19
   10.2   Valuation Conclusions and Summary
11.0   SHARES, WARRANTS, ROYALTIES, AND RIGHTS TRANSFERRED TO TRANS          27
   11.1   4,184,224 "Units" Of Indo                                          27
      11.1.1   Assessment of Oil and Gas Assets                              28
      11.1.2   Working Capital and Value Calculations                        32
      11.1.3   Discussion and Calculation of Attached Purchase Warrants      33
   11.2   Valuation of 1,800,000 shares of AMG Oil Ltd.                      35
   11.3   Value of Trans Shares                                              35
   11.4   Value of Gondwana Shares                                           36
   11.5   Value of Release of Debt Obligation                                36
   11.6   Discussion and Valuation of Royalties                              37
   11.7   Non-Dilution Clauses                                               38
12.0   VALUATION OF AMG OIL LTD.                                             38
   12.1   Background and Discussion                                          38
   12.2   Valuation Calculations and Conclusions                             39
13.0   DISCUSSION OF FAIRNESS                                                39
14.0   RESTRICTIONS AND CONDITIONS                                           41
15.0   STATEMENT OF INDEPENDENCE                                             42


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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 1
--------------------------------------------------------------------------------

                  VALUATION REPORT AND RELATED FAIRNESS OPINION
                  ---------------------------------------------
            INDO-PACIFIC ENERGY LTD. AND TRANS-ORIENT PETROLEUM LTD.
            --------------------------------------------------------

1.0   THE PROPOSED TRANSACTION
      ------------------------

The Boards of Directors of Trans-Orient Petroleum Ltd. ("Trans") and Indo-Pacific Energy Ltd. ("Indo") have agreed in principle to an arrangement whereby Indo will issue shares and warrants ("Units"), and other assets and royalties in exchange for all the oil and gas assets held by Trans (the "Transaction"). Evans & Evans Inc. ("Evans & Evans" or the "authors of the Report") submits this Fairness Opinion on the proposed asset purchase agreement between Trans and Indo.

At December 31, 1999 Indo had approximately 28,262,000 shares issued and outstanding.

Both companies have outstanding out-of-money options and warrants; Trans has approximately 7,000,000 "in the money" warrants, which are listed in the company's Information Circular.

Given the fact that Mr. Alex Guidi acts as Chairman for both Trans and Indo, and the companies share certain common directors, officers, and major shareholders, Evans & Evans was asked by the directors of Trans and Indo, to prepare a Fairness Opinion (the "Report") with respect to the fairness of the Transaction, from a financial standpoint, to the common shareholders of Trans and Indo. As both companies hold significant investments in AMG Oil Ltd. ("AMG"), another related party, it too will be included in our discussion and analysis.

All dollar amounts included in this report are in Canadian dollars unless otherwise stated.


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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 2
--------------------------------------------------------------------------------

The terms of the engagement of Evans & Evans are set out in an engagement letter that was executed in February 2000. The engagement letter provides for the payment to Evans & Evans of fees totalling $8,500 in addition to fees already paid to Evans & Evans for work on past transactions between the companies that were never consummated. Additionally, Evans & Evans will be reimbursed for its reasonable out-of-pocket expenses, including travel as required.

Concerning the proposed Transaction cited above, the management and directors of both Indo and Trans have conducted their own independent investigation, due diligence and financial analysis of the proposed Transaction. The directors of both companies have requested Evans & Evans' opinion to provide a secondary, independent verification of, rather than a substitute for, their respective internal analyses.

The report is for the internal purposes of Indo and Trans, and for use by their respective Board's of Directors except that information and opinions contained in this Report may be referenced to in materials sent to shareholders and in regulator filings. However, such references in other documents will need to be pre-approved, in writing, by Evans & Evans. The report is to be used only for the purposes outlined above. As Evans & Evans will be relying extensively on information, materials and representations provided to us by the Company's management, auditors, and associated representatives, the authors of the Report have received from management confirmation in writing that it has reviewed the Report in detail and that the information and management's representations contained in the Report are accurate, correct and complete and that there are no material omissions of information that would affect the conclusions contained in the Report. Evans & Evans, or its staff and associates, will not assume any responsibility or liability for losses incurred by either Indo-Pacific Energy Ltd. or Trans-Orient Petroleum Ltd., their subsidiaries, management, shareholders, or any other parties as a result of the circulation, publication, reproduction, or use of the report, or any excerpts thereto, as well as to the use of the report contrary to the provisions of this section of the report.

All dollar amounts included in this report are in Canadian dollars unless otherwise stated.


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                               EVANS & EVANS, INC.
--------------------------------------------------------------------------------

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 3
--------------------------------------------------------------------------------

For the purposes of the report, December 31, 1999 is the Valuation Date.

Letter of Intent
----------------

Evans & Evans understands that Trans and Indo have entered into a letter of intent dated January 30, 2000. The agreement, as reviewed, calls for:

Trans to transfer to Indo:
* Trans to transfer all of its oil and gas assets, consisting of twelve exploration permits in New Zealand, Australia, and Papua New Guinea, as summarized and described in section 10.0 of this report.

In exchange, Indo to transfer to Trans:
* A cancellation of approximately $1,555,000 in debt owing to Indo through a direct price reduction purchase.
*   1,800,000 shares and 200,000 warrants of AMG Oil Ltd.
*   600,000 shares of Gondwana Energy Ltd.
*   517,020 shares of Trans (for cancellation).
* Gross overriding royalties (the "Royalties") on all hydrocarbon production on the basis of 1% on the Australian and PNG permits, 2% on New Zealand Permits, and 5% on the Whakatu - 1 well. All royalties are calculated at the wellhead and deducting lifting and transportation costs, royalties, and a 2.5% administrative fee. (According to company officials the Whakatu - 1 well has, from the time of the Agreement to the date of this Report, been proven not to be commercial.
* 4,184,224 Units of Indo. A Unit is comprised of a common share (issued from treasury) and a two-year purchase warrant. The warrants are exercisable at US $0.50 in the first year and US $0.75 in the second year and the assets transferred in the Transaction must have produced a commercial discovery to be exercised. A one-year "B" warrant will be issued with an exercise price of US $1.50 for every "A" warrant exercised, subject to a commercial


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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 4
--------------------------------------------------------------------------------

    discovery having accrued in any of the permits Trans hands to Indo.
*   Anti-dilution clauses on future financings.

It is the Transaction described above that is the subject of this report, its calculations, and conclusions.

2.0   BACKGROUND
      ----------

Trans-Orient Petroleum Ltd.
---------------------------

Trans was formed in July of 1986. Its business purpose is to target underexplored sedimentary basins in the Australasia region, which hold potential for the discovery of major petroleum reserves. Specifically, the company focuses on NZ, PNG, and the Australia/Indonesia Zone of Cooperation. Their attractive discovery rates as well as their political and economic stability distinguish these locations.

Dr. David Bennett heads the New Zealand based technical team. The company, as at the date of this report, holds interests in twelve - (12) petroleum leases, all but one of which are non-proved. The company has virtually no oil and gas revenue.

Directors and Officers of the company are:

*   Alex P. Guidi - Chairman and Director
*   David Bennett Ph.D. - President, CEO, and Director
*   Peter Hart - Director
*   Bernhard Zinkhofer - CA LLB - Director
*   Jenni Lean MBA - Vice-President Corporate Affairs
*   Mark Katsumata CGA - Secretary

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 5
--------------------------------------------------------------------------------

Directors shown in bold typeface are also current officers and/or Board members of Indo.

Indo-Pacific Energy Ltd.
------------------------

Indo-Pacific was formed in July of 1979. Its business's primary objective is to explore new frontier areas that have the potential for the discovery of major petroleum reserves. To this end, the company is focused exclusively on the Austral-Pacific region. Their attractive discovery rates as well as their political and economic stability distinguish these locations. The company reduces its operating risk by maintaining a portfolio of oil and gas interests at various stages of their life cycles.

Dr. David Bennett heads the New Zealand based technical team. The company, as at the date of this report, had over sixteen (16) petroleum leases, and net revenues from operations of approximately $245,000 for the nine months ended September 30, 1999.

Directors and Officers of the company are:

*   Alex P. Guidi - Chairman and Director
*   David Bennett Ph.D. - President, CEO, and Director
*   Brad Holland, P.Eng. - Director
*   Ronald Bertuzzi - Director
*   Jenni Lean MBA - Manager Corporate Affairs
*   Mark Katsumata CGA - Corporate Secretary

Directors shown in bold typeface are also current officers and/or Board members of Trans.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 6
--------------------------------------------------------------------------------

AMG Oil Ltd.
------------

AMG is an exploration company with officers and directors in common with both Indo and Trans.

AMG currently has one operating asset, a 30% interest in New Zealand Petroleum Exploration Permit (PEP) 38256. Both Trans and Indo also have various interests in this permit. The company has a further option on an additional 50% of this permit, for a specified investment of further exploration capital. In addition to this one operating asset, the company has approximately $420,000 of working capital as at the Valuation Date.

3.0   CONCLUSIONS AS TO FAIRNESS
      --------------------------

Based upon our valuation work and subject to all of the following limitations, conditions, scope, and major assumptions, Evans & Evans is of the opinion that the terms of the proposed Transaction are fair, from a financial point of view, to the common shareholders of both Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.

4.0   CREDENTIALS OF EVANS & EVANS, INC.
      ----------------------------------

Evans & Evans, Inc. was founded in 1989. For the past ten years the firm has been extensively involved in the financial services and management consulting fields with offices in Vancouver, British Columbia, Calgary, Alberta and Seattle, Washington. Over this period, the Principals of the firm, Michael A. Evans and Richard W. Evans, have been involved in the preparation of over 500 technical and assessment reports, business plans, business valuations, and feasibility studies for submission to various Canadian stock exchanges and securities commissions as well as for private purposes. Michael A. Evans, MBA, CFA, CBV, Richard W. Evans, MBA, and Michael J. Ursel, P.Eng, CA were the individuals principally responsible for the preparation of this report.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 7
--------------------------------------------------------------------------------

Mr. Michael A. Evans holds: a Bachelor of Business Administration degree from Simon Fraser University, British Columbia (1981); a Master's degree in Business Administration from the University of Portland, Oregon (1983) where he graduated with honours; the professional designation of Chartered Financial Analyst (CFA); and the professional designation of Chartered Business Valuator (CBV). Mr. Evans has also been an Instructor in the area of Financial Management at the British Columbia Institute of Technology in Vancouver, British Columbia.

Mr. Richard W. Evans holds: a Bachelor of Business Administration degree from Simon Fraser University, British Columbia (1981); and a Master's degree in Business Administration from the University of Portland, Oregon (1984) where he graduated with honours. Mr. Evans is a Registered Student in the Canadian Institute of Chartered Business Valuators (CICBV).

Mr. Michael J. Ursel holds: a Bachelor of Science degree in Engineering from the University of Manitoba (1989); is a professional Engineer and member in good standing of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta (APEGGA); obtained his Chartered Accountant designation in 1996 while employed by an international accounting firm; and is currently a registered student in the Canadian Institute of Chartered Business Valuators (CICBV), pursuing the CBV designation.

5.0   SCOPE OF VALUATION AND FAIRNESS REPORT
      --------------------------------------

The authors of the Report have reached the opinions contained herewith by relying on the following:

General
-------
* Interviews with the companies' President, CEO, and Director, Mr. David Bennett, Ph.D., conducted in Calgary, Alberta and Vancouver, British Columbia. Discussion included the management's expectations of each of the exploration permits, the past and current states of the companies and industry, operational opportunities, risks, and management plans.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 8
--------------------------------------------------------------------------------

* A tour of the offices and properties located in New Zealand including, but not limited to, the under mentioned:

- A visit to the companies' facility in Wellington, New Zealand. The facility included two adjacent buildings owned by Dr. Bennett and Ms. Lean in a residential area of Wellington. Each were approximately 200 square meters in area. One housed administrative functions; the other housed technical operations;

- Interviews with several members of the company in Wellington including: Dr. Bennett, Group General Manager-Exploration; John Burt, Financial Controller; Jenni Lean, Manager-Corporate Affairs; Dr. Bruce Morris, Geologist; Mr. Carey Mills, Petrophysicist;

- Attendance at a meeting at the companies' facility between management of the companies and Consultus New Zealand Limited ("Consultus"), a public relations and marketing communications firm. Consultus is to be retained by the Company to assist in formulating a crisis management strategy that would be implemented, for example, in the event of a "blowout" at a producing site;

* Review of a management-prepared map identifying the areas of New Zealand in which the Company is active through either exploring or producing;

* Review of a management-prepared list of Trans-Orient Petroleum (NZ) Ltd.'s petroleum properties, as at July 31, 1999, which included comments as to how management values its licenses internally;

*   Review of the management-prepared Forecast Group Cash Flow for fiscal 1999;


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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 9
--------------------------------------------------------------------------------

* Review of the management-prepared Petroleum Expenditure Statement for the fiscal year to June 30, 1999;

* Interview with Mr. Darryl Thorburn, Business Manager Petroleum, of Crown Minerals Group ("Crown Minerals"), a group within the New Zealand Ministry of Commerce. Mr. Thorburn discussed with Evans & Evans the current oil & gas climate in New Zealand and the government's permitting system (including the Acceptable Frontier Offer program in effect since the mid-1990s, under which permits are granted in certain unexplored areas of New Zealand to companies provided such companies meet certain minimum requirements and obligations);

* Review of a letter to Evans & Evans from Mr. Thorburn, dated July 22, 1999, in which he confirmed that Indo-Pacific Energy (NZ) Ltd. and Trans-Orient Petroleum (NZ) Ltd. are in good standing with the Crown Minerals Group, Ministry of Commerce, and in which he listed the permit interests held by the two companies;

* Visit to two locations within the producing Ngatoro site in the Taranaki region on the North Island of New Zealand, in which the companies have a minority interest. Interviewed the operations manager and a labourer at the site;

* A meeting in New Plymouth, New Zealand with a technical manager of Fletcher Challenge Energy Ltd., a major industry participant with which management is considering "farm in" relationships;

* Interview in New Plymouth, New Zealand with Mr. Gordon Bourne, Operations Manager, of Parker Drilling Company of New Zealand Ltd., a company that is planning to bid on a contract to supply rigs for the companies' upcoming wells;

* Interview in New Plymouth, New Zealand with Mr. Rick Sumerson of Oilfield & Engineering Services Limited, a company that is planning to bid on a contract to supply casing and engineering supplies for the Company's upcoming wells;

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 10
--------------------------------------------------------------------------------

* Interview in New Plymouth, New Zealand with Mr. Dane Coppell, Engineer in Charge, and Mr. Nathan T. Church, Field Engineer, of Schlumberger Wireline and Testing Inc., which provides surveying, downhole logging and surface seismic services and seismic data software to the companies.

*   A Visit to the Web site of Crown Minerals at www.crownminerals.govt.nz and
                                                 -------------------------
    review of several publications of Crown Minerals including: NZ Petroleum Updates June 1999 (which included information on petroleum permits and licenses, work program obligations and a petroleum concessions map); New Zealand's Main Sedimentary Basins; Explore New Zealand; Crown Minerals Profile; Paydirt's New Zealand Petroleum Handbook 1999 First Edition (which included brief summaries of approximately 50 oil and gas companies active in New Zealand); and, Paydirt's Mineral Resources of New Zealand 1999 Edition;

* A Visit to the Web site of Venture Taranaki, an economic development organization for a region in which the Company has a producing site; and

* Review of a Media Release from the New Zealand Minister for Enterprise and Commerce, dated July 15, 1999, in which the award of another onshore Taranaki Petroleum Export permit to Indo-Pacific Energy (NZ) Ltd. was announced.

Specific information related to Trans-Orient Petroleum Ltd.
-----------------------------------------------------------

*   The 1998 Annual Report which includes:
- Financial statements for the years ended July 31, 1998, 1997, and 1996, audited by Sadovnick, Telford, and Skov.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 11
--------------------------------------------------------------------------------

- A schedule on acquisition costs, expenditures, and write-downs to the company's petroleum and natural gas properties.
    - Detailed descriptions of each of the company's petroleum exploration permits.

*   Publicly available information from the SEDAR system including:
    - Internally prepared financial statements and financial information as at July 31, 1999.
    -   Unaudited financial statements for the nine months ended April 30, 1999;
    -   Various press releases; and,
    -   Various Material Change Reports.
    - Internally prepared financial statements and development cost breakdowns for the period ended September 30, 1999.

* Detailed economic models of potential outcomes of the exploration activities for the various permits.

* The independent evaluation of the hydrocarbon reserves prepared by Johnston Consulting dated February 2000. The evaluation reviewed and relied upon by the author was signed.

Specific information related to Indo-Pacific Energy Ltd.
--------------------------------------------------------

*   The 1998 Annual Report which includes:
    - US reporting form 10-Q, including unaudited financial statements for the period ended June 30, 1999.
    - Financial statements for the years ended December 31, 1998, 1997, and 1996, audited by Sadovnick, Telford, and Skov;
    -   Management's discussion and analysis;
    - A schedule on acquisition costs, expenditures, and write-downs to the company's petroleum and natural gas properties as at July 31, 1999;

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 12
--------------------------------------------------------------------------------

    - Detailed descriptions of each of the company's approximately 17 unproved petroleum exploration permits, and one proved property.
*   Publicly available information from the SEDAR system including:
    - Unaudited financial statements for the three months ended March 31, 1999;
    -   Various press releases; and,
    -   Various Material Change Reports.

* Internally prepared financial statements and development cost breakdowns for the period ended September 30, 1999 and December 31, 1999.

* The Johnston reserve report noted above. (For its discussion and calculations with respect to the Ngatoro property)

Specific information related to AMG Oil Ltd.
--------------------------------------------

* The unaudited financial statements for AMG for the year ended July 31, 1999 and September 30, 1999, as prepared by management.

* Discussion with Dave Bennett, where he confirmed that AMG had neither invested further money in its one operating lease, nor had its working capital material changed from the September 30, 1999 financial statements presented and relied upon to represent the company at the Valuation Date.

* Disclosure in the Trans 1998 annual report, discussing its relationship with AMG and AMG's investment in the New Zealand Exploration Permit 38256.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 13
--------------------------------------------------------------------------------

6.0   ASSUMPTIONS
      -----------

* At the Valuation Date, all obligations pertaining to the oil and gas leases and rights of Indo, Trans, and AMG including but not limited to taxes due and payable were current and up-to-date.

* The companies as noted herein have proper title to the petroleum rights as described in this report, except as otherwise noted.

* Indo and Trans, their management, Officers or Directors had no material undisclosed contingent liabilities, unusual contractual obligations or substantial commitments other than in the ordinary course of business, and there was no material litigation threatened or pending that would affect the authors of the report's conclusions, other than that disclosed to the authors of the report.

* At the Valuation Date, unless otherwise noted in the report, none of the oil and gas or operating assets had, to the knowledge or belief of any of the Officers, Directors, or management of Indo, Trans, and AMG, been materially impaired or suspected to be materially impaired in any way or for any reason.

* The audited financial statements of both Indo and Trans and the unaudited financial and other information prepared by management and relied on by Evans & Evans is current and does not contain material errors. An audit of this information, if prepared, would not materially affect this information. This includes information provided to us with respect to Indo, Trans, and AMG.

* All reasonable efforts are made to exploit the leases to the best of management's ability with no preventable delays. The management of Indo is not aware of any undisclosed fact, which would unreasonably interfere with its ability to exploit the leases in the ordinary course of business. This assumption is necessary due to the time restrictions of the warrants transferred to Trans.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 14
--------------------------------------------------------------------------------

* There were no working capital or other adjustments to the companies' financial statements from September 30, 1999 to the Valuation Date of December 31, 1999 other than those, if any, discussed in the report.

* There are no undisclosed pending changes in key management, which would considerably affect the ability of Indo to exploit the leases in the ordinary course of business.

* All dollar amounts referred to in this report are denominated in Canadian dollars unless otherwise noted.

* All assets and liabilities including marketable securities held at the Valuation Date are disclosed on the company's financial statements at the lower of cost or their fair market values, unless otherwise noted.

* The market value of the companies' investments at the Valuation Date approximates their fair market values.

* The note payable to Indo owed by Trans stood, at the Valuation Date, at approximately $1,555,000.

7.0   DEFINITION OF FAIR MARKET VALUE
      -------------------------------

In this Report, fair market value is defined as the highest price available in an open and unrestricted market between informed and prudent parties, acting at arms' length and under no compulsion to act, expressed in terms of money or money's worth.

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

Valuation Report and Related Fairness Opinion: March 24, 2000
Indo-Pacific Energy Ltd. and Trans-Orient Petroleum Ltd.              Page 15
--------------------------------------------------------------------------------

With respect to the market for the shares of a company viewed "en bloc" there are, in essence, as many "prices" for any business interest as there are purchasers and each purchaser for a particular "pool of assets", be it represented by overlying shares or the assets themselves, can likely pay a price unique to it because of its ability to utilize the assets in a manner peculiar to it.

In any open market transaction, a purchaser will review a potential acquisition in relation to what economies of scale (e.g., reduced or eliminated competition, ensured source of material supply or sales, cost savings arising on business combinations following acquisitions, and so on) or "synergies" that result from such an acquisition.

Theoretically, each corporate purchaser can be presumed to be able to enjoy such economies of scale in differing degrees and therefore each purchaser could pay a different price for a particular pool of assets than can each other purchaser.

Based on our experience, it is only in negotiations with such a special purchaser that potential synergies can be quantified and even then, the purchaser is generally in a better position to quantify the value of any special benefits than is the vendor. Accordingly, we have not reflected any special purchaser considerations in our assessment of fair market value.

The shares, where valued, have been valued en bloc.

8.0   VALUATION METHODOLOGIES
      -----------------------

In valuing a business or its underlying assets, there is no single or specific mathematical formula. The particular approach and the factors to consider will vary in each case. Valuation approaches are primarily income based or asset based.

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Income based approaches are appropriate where an enterprise's future earnings are likely to support a value in excess of the value of the net assets employed in its operation. Commonly used income based approaches are the capitalization of indicated earnings or cash flow and discounted cash flow.

Asset based approaches can be founded on either going concern assumptions (i.e. an enterprise is viable as a going concern but has no commercial goodwill) or liquidation assumptions (i.e. an enterprise is not viable as a going concern, or going concern value is closely related to liquidation value).

Valuation approaches applicable to assets that are comprised predominantly of intangible assets (e.g. high-technology techniques, research, and patents) can be grouped into three general categories: (1) cost approach; (2) market approach (or sales comparison approach); and (3) income based approach.

As there are many definitions of cost, the cost approach generally reflects the original cost or cost to reproduce the asset. This approach is premised on the principle that the most an investor will pay for an investment is the cost to obtain an investment of equal utility (whether by purchase or reproduction). With respect to an investment, the most that an intrinsic, notional purchaser would pay is the costs related to being able to put oneself in the same situation, at the Valuation Date, as implied in an option agreement, legal contract and/or earn-out situation, where there is some reasonable expectation of future cash flows to be generated from such an agreement(s).

The market or sales comparison approach uses the sales price of comparable assets as the basis for determining value. If necessary, the market transaction data is adjusted to improve its comparability and applicability to the asset being valued.

The income-based approach considers the expected future earnings to be derived through the use of the asset or the execution of the options. The present value of the expected future earnings is determined with the application of a discount

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or capitalization rate, reflecting the investor's required rate of return on investment.

The authors reviewed the 52 weeks trading range of the shares of both Indo and Trans and noted wide fluctuations in their trading ranges (in US dollars) (Indo 3/64ths to 1 1/4; Trans $0.25 - $1.53). The authors also noted that at December 31, 1999, the Valuation Date, Trans had a quoted price of US$0.375 per share implying a value in the US$15 million range for Trans. The authors note that the quoted price of Verida Internet Corp. on December 31, 1999 had a quoted value of US$17.375 implying a value of $8.3 million for the 478,581 Verida shares and approximately $1.3 million for the Verida warrants held by Trans. Accordingly, the value of the aggregate Verida equity interest was in the $9.6 million range implying a value of US$ 5.4 million for the Trans oil and gas assets. The authors have also noted, however, that Verida shares were at $34.89 on December 2, 1999 with a negligible subsequent effect on the Trans share price implying a nominal value for the Trans oil and gas assets. Given the extremely wide fluctuations in the trading price of Trans, Indo and Verida shares the authors are of the view that valuing the Trans oil and gas assets on the basis of stock prices of Trans and Indo is not appropriate.

9.0   COST-BASED VALUATION METHODOLOGY
      --------------------------------

The authors of the report have used their education and experience in valuing businesses and business assets in determining that the most appropriate method of valuing the assets of Trans and the shares of Indo and AMG is the cost method. In coming to this conclusion the authors have considered the following:

*   The nature of the assets, including:
-   The fact that the exploration activities are on going.
- There is little or no revenue being generated from the permits (with the exception of one permit held by Indo).

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*   The state of the industry in and around New Zealand, Australia, and Papua
    New Guinea.
* The companies have consistently reported losses, though much of the exploration activities have been capitalized.
* The fact that nothing has come to the attention of the Principals and technical staff that may indicate impairment in value other than where specifically noted in the Report.

The income-based approach has been employed in addition to the asset-based approach described above in valuing the proven reserves, which are held by both Indo and Trans at the Valuation Date.

10.0   VALUATION OF OIL & GAS EXPLORATION PERMITS HELD BY TRANS
       --------------------------------------------------------

In valuing all the oil and gas exploration permits held by Trans at the Valuation date, we have analyzed the company's records pertaining to their investments in the oil and gas permits to determine if there are any impairments to the values capitalized. We have further reviewed the company's investment in relation to the state of the industry and other similar activities carried on by related and competing parties.

Foreign currency has been translated to Canadian dollars at exchange rates available at the Valuation Date, as opposed to throughout the reporting periods, to more closely approximate these costs if they were to be incurred today. This method of foreign currency translation has been used consistently throughout the Report.

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10.1   Assessment of Oil and Gas Assets

The following are brief descriptions (including history, and future plans) of the company's undeveloped, non-proved leases in NZ, PNG, and Australasia. Details of the company's financial investment in these assets is presented in schedule 3.

New Zealand

PEP 38328

PEP38332

PPL 38335

PPL 38339

PEP 38720

PEP 38723

PEP 38256

Australia

ZOCA 96-16

AC/P 26

Papua New Guinea

PPL 157 *

PPL 192

PPL 215

* This permit has proved reserves, and therefore in addition to the cost approach, we have relied upon the independent reserve report of Johnston Consulting dated February 2000.

New Zealand

PEP 38328

This permit was granted on July 1, 1996. Participants in the license are Trans (22.5%) and Indo (40%). The permit area is 785,000 acres and is for a five-year term renewable for a further five years over 50% of the license area. Through the past acquisition of nearly 200 miles of new seismic, reprocessing of over


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200 miles of existing seismic and the completion of a variety of geological studies, a number of exploration leads and prospects have been identified. During 1999, Indo (the operator) concentrated its exploration efforts within this permit on three prospects: the Napier, Whakatu and Mai Mai by collecting 25 miles of new seismic data over these areas. Subsequent processing and mapping of the seismic confirms Whakatu as a drillable prospect with the other prospects also considered as possible future drilling sites. During the quarter ended September 30, 1999, the participants in this permit negotiated land access and have obtained resource consents to drill a well to test the Whakatu-1 Prospect. The consents were received and drilling commenced in early January to a target depth of 2,000m (6,500 feet).

Whakatu-1 was drilled in January 2000 at an estimated cost of US$1.3m, of which the company's share is US$300,000. The well was abandoned. This will fulfill permit obligations to June 2001. Due to Whakatu-1 being a dry hole, no premium over cost has been included in the value of the permit.

PEP 38332

Through the past acquisition of nearly 68 miles of new seismic, reprocessing of over 100 miles of existing seismic and the completion of a variety of geological studies, a number of exploration leads and prospects have been identified. During the quarter ended March 31, 1999, a further 43 miles of seismic data was acquired over the Tukipo Lead. Subsequent processing and mapping of the seismic has ruled out the Tukipo lead as a favorable drilling prospect. However, the Boar Hill prospect, which has been defined by earlier seismic mapping, is being considered as a possible drilling target by the permit participants. During the quarter ended June 30, 1999, reservoir studies were undertaken on samples from the area around this prospect. The field studies are being conducted with the goal of determining a suitable future drilling location. The Boar Hill prospect may be drilled in the first quarter of 2000 to a target depth of 1,000 metres or 3,250 feet.

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PEP 38335

The permit is situated in the onshore East Coast over an area previously covered by Petroleum Prospecting License 38312, in which Trans participated in the drilling of the Waitaria-1 well. It is intended to acquire seismic over the area of the Waitaria prospect to better delineate the prospect for drilling in the future. Everest Energy Inc. and Asia Pacific Oil Sdn. Bhd. assigned interest and Operatorship to Westech Energy Corp in September 1999. Twenty kilometres of new seismic was acquired in January, 2000 and an exploratory well is planned for November, 2000. The permit is realised at cost due to he initial uncertainty over time extensions.

PEP 38339

Indo and Trans each acquired a 50% interest in this 814,771acre permit on November 26, 1998 in an award from New Zealand's Minister of Energy. The permit is situated both onshore and offshore of the northern coast of the South Island, at the southern end of the East Coast basin.

The initial focus of exploration on this permit has been the onshore Blind River Anticline, a feature that BP geologists mapped as an area of interest several decades ago. Trans and its partner acquired 15 miles of new seismic data over the Blind River area in March 1999. Processing and interpretation of new seismic data acquired in March 1999 is continuing.

PEP 38720

Trans has a 50% participating interest in PEP 38720. The other participant in PEP 38720 is Indo (50%). Clematis-1 well was spudded in late November at a depth of 1600 m and the well was abandoned. However the permit includes the deeper and significant Waitoriki Prospect, which could hold potential reserves of 200 Bcf of gas at 13,000 feet, and is situated directly under a major gas pipeline. The

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drilling of Clematis-1 fulfilled the current work obligation and the permit remains in good standing due to the dry hole, no premium has be included in the value of the permit.

PEP 38723

Trans, Indo and Gondwana Energy Ltd. participate in, PEP 38723, which is operated by Indo.

The participants have completed the work program required, which included reprocessing and interpreting a minimum of 50 kilometers of seismic data. On June 2, 1999, the Ministry approved a change in conditions of the Permit such that the remaining work program requires the participants to collect a minimum of eight kilometers of 2D seismic data at a cost of approximately US$60,000 prior to April 30, 2000 and either commit by April 30, 2000 to drill an exploration well by October 30, 2000 or surrender the permit. Parties have committed to the new stage of the seismic.

PEP 38256

In February 1999, Trans and its joint venture partners, AMG and Indo completed a 165 mile 2D seismic program as a second stage follow up survey to the joint venture's earlier 120 mile seismic survey. The second phase of seismic surveys were paid solely by AMG in return for the other joint venture participants, Trans and Indo, extended the time for AMG to exercise the drilling option to acquire a further 50% interest on PEP 38256 until October 31, 1999; and has recently extended the date to May 31, 2000. AMG's funding of the ongoing costs includes an independent evaluation of the permit by the Geology Department of the University of Canterbury, New Zealand. The participants are currently conducting interpretation and mapping of the recently acquired seismic.

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One half of the original area must be relinquished by August 25, 2000 in addition to that required upon renewal of the permit.

Australia

ZOCA 96-16

Fourteen prospects and leads have been identified within this 670,000 acre permit.

Following an agreement with Phillips Petroleum Ltd, they will fund the drilling and testing of an exploration well in the permit during year 2000, at no cost to the company. This will fulfills the year 2001 well obligation. Upon fulfillment of its earning obligations by Phillips Petroleum, the equity position will be reduced significantly e.g. Phillips does not meet its obligations, the interest will be assigned back to the company.

AC/P 26

Two hydrocarbon traps along trend from the Talbot oil field have been identified and mapped from interpretation of a 100 square mile 3D seismic survey purchased in 1998. Several other leads have been identified from interpretation of 2D seismic data, including a large stratigraphic trap in the east of the permit. Presentations of the results at various industry seminars have been conducted with a view to securing a farm out with third parties to fund the drilling of an exploration well.

Papua New Guinea

PPL 157

This permit is a 1,260,000 acre permit located in the western Papuan basin, onshore PNG. Trans acquired a 7.5% interest in August of 1998 by contributing 10% to the cost of drilling and testing the Stanley-1 exploration well. The

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Stanley-1 well was spudded on January 17, 1999, to test a large dip and fault closure at the Toro sandstones level (~10,000 feet). Good reservoir sandstones were encountered during drilling at the shallower Upper Ieru level (~7,000 feet), but the formation did not contain hydrocarbons. The well was drilled to a total depth of approximately 10,600 feet, and encountered good reservoir sandstones at the main objective level the Toro Formation - at a depth of approximately 10,300 feet. Electric logs run in the well have been interpreted by the operator, Santos Ltd., to be gas charged over a 40 foot interval, with at least 25 feet of this interval being good pay; and it is considered that the well will flow gas at high rates when tested. However, on March 9, 1999 all the companies in PPL 157 joint venture decided to defer any flow testing of the Stanley-1 well until some future date. Interim estimates on the potential size of the Stanley Pool are in the broad range of 200 Billion Cubic feet of recoverable gas. However, there is considerable uncertainty in this figure due to various inadequacies in the seismic coverage of the Prospect. The Stanley-1 well has been left plugged and suspended and can be reopened for future flow testing at the appropriate time should the joint venture decide to do so. In addition to participating in the Stanley-1 project, Trans also controls a 7.5% interest in the PPL 157 permit which has numerous other prospects identified for future exploration drilling, as well as the already drilled Elevala and Ketu gas discoveries.

Trans commissioned Johnston Consulting to prepare an independent reserve report of the Elevala and Ketu discoveries. (note: the reserve report also included the Indo asset - Ngatoro). For the valuation of these assets, we have relied upon this report. Certain details of the report include:
*   WTI oil price of USD27/bbl (USD28/bbl for condensate)
* Gas has not been included in the calculations as gas is assumed to be re-injected to maintain reservoir pressure. (conservative assumption)
* Total CAPEX costs of USD156 million includes all on site facilities, 10 wells, a pipeline, and a contingency of 20%.

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*   Using these conservative assumptions, the discounted cash flow value to
    Trans is $4,550,000 at 10% and $1,700,000 at 15%.

PPL 192

Trans has a 20% participating interest in this permit and Indo has a 40% interest. The other participants in PPL 192 are Durum Cons. Energy Corp (20%) and Mosaic Oil NL. (20%).

The participants are currently acquiring approximately 60 miles of 2D seismic to delineate two prospects: Kamu and Douglas and to further evaluate the Langia gas discovery. The seismic should also tie the Kamu and Douglas prospects to the Langia gas discovery. The cost to acquire the seismic is estimated to be $1.3 million. The acquisition of the seismic will more than meet the license requirement to acquire 30 miles of seismic in Year 3.
Social mapping and logistics planning has been completed in preparation for the seismic program.

PPL 192 is in good standing with respect to its work commitments.

PPL 215

On May 6, 1999, the Papua New Guinea Government awarded to Trans and its joint venture partners (including Indo) the exploration permit PPL 215. PPL 215 is located in a lightly explored but strategically situated area in the foreland of the Papuan Basin, where several recent drilling results in offsetting acreage have shown there is good potential for entrapment of both oil and gas.

Of particular interest is the closest and most recent well, Koko-1, which was drilled by a consortium including Mobil Oil in February/March 1999 in the adjoining license area, at a location only 12 miles east of the border of the

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new PPL 215. While the main target level in Koko-1, the Toro Sands, had been breached due to the shallow depth of the prospect, oil was recovered from several sandstones in the well, making this the first well in the foreland area to produce oil to surface.

The seismic program currently underway over PPL 192 will also acquire seismic (18 miles) for PPL 215.

In assessing the value of the Oil and Gas properties, we have reviewed and relied on Management's internally prepared documents outlining the costs incurred on each property, management's assessments as to potential value of these properties and likely impairments. We have further researched the industry, including discussion with government officials and third-party industry participants. The company's plans and assessment of each property has been reviewed. Finally, in the case of the proved reserves, we have reviewed and relied upon the reserve report written by Johnston Consulting dated February 2000.

In addition to the actual costs incurred, a premium of 20% has been added on the high end (of the leases determined not to be impaired) to reflect the fact that these leases are in limited supply, and to account for the time value of having done the geological and administrative work to secure the up-side potential inherent in these assets. The logic of adding a 20% premium to the high end of the valuation has been consistently applied throughout this report.

Pursuant to schedule 1, the value of the company's oil and gas assets is in the range of $5,790,000 and $6,410,000

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10.2   Valuation Conclusions and Summary

As pursuant to schedule 1, attached, and based on and subject to all of the foregoing, Evans & Evans is of the opinion that the fair market value of all the oil and gas assets held by Trans, at the Valuation Date, viewed 'en bloc', is in the range of $5,790,000 to $6,410,000.

11.0   SHARES, WARRANTS, ROYALTIES, AND RIGHTS TRANSFERRED TO TRANS
       ------------------------------------------------------------

11.1   4,184,224 "Units" Of Indo

In valuing all the issued and outstanding shares of Indo, we have used the same valuation technique as that employed in valuing all the oil and gas permits of Trans. Namely, we have analyzed the investments in the oil and gas permits to determine if there are any impairments to the values capitalized. In addition, we have further reviewed the company's investment in AMG and adjusted it to the value determined in our analysis of the AMG shares in section 12.0 of the Report. Finally we have added the net asset value of all the non-oil and gas assets (excluding the AMG investment) which we have assumed to be carried in the accounting records at a value that approximates Fair Market Value, see Major Assumptions section above.

For consistency, foreign currency has been translated to Canadian dollars at the Valuation Date, as opposed as throughout the reporting periods. This method more closely approximates these costs if they were to be incurred today.

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11.1.1   Assessment of Oil and Gas Assets

Indo is in the same business as Trans and owns interests in many of the properties that Trans currently holds. At the Valuation Date Indo held interests in the following properties:
*   One developed property; PMP 38148 (Ngatoro).
* Working interests in all of Trans' seven New Zealand properties (described above) as well as three others, PEP 38330, PEP 38716, and PEP 38736
*   Three properties in Australia, including: VIC P39, A/C P 19, and A/C P 31.
* Two properties in Papua New Guinea, PPL 192 and PPL 215, both of which Trans also holds interests in.
* A 50% interest in a Technical Study Agreement encompassing the Nanling and WuWei basins. This license is overdue for renewal, but management believes it holds value for the reasons discussed below.
* In addition to these Indo has a small amount of capital (approximately $5,000) invested in some new ventures.

The following are brief descriptions (including history, and future plans) of the company's leases that have not previously been described above. Details of the company's financial investment in these assets is presented in schedule 1.

PMP 38148 (Ngatoro)

In September 1996, Indo purchased 5% participating and revenue interest in this permit. This is the company's only proved and developed lease, which has seven producing oil wells and several producing gas wells. It generated gross revenues of approximately $450,000. The oil wells produce a light sweet crude, which commands a premium price on the world market. These properties are also considered by Indo to be low cost producers.

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In addition to the cost approach, we have reviewed and relied upon the independent reserve report prepared by Johnston Consulting.

New Zealand

PEP 38330

On March 12, 1999, Indo (34% owner and operator) of this permit was granted a certificate of change of conditions by the New Zealand government, extending the requirement to commit to drill a well from the end of year three (July 1, 1999) to the end of year four (July 1, 2000). The well must be drilled in year five. By July 2000 at least 25 kilometers of seismic will be acquired over Waingaromia-1/Kanakanaia Lead area with a view to firming up a drilling prospect.

PEP 38716

On March 31, 1999, drilling of the Huinga-1 well on the Crown Prospect commenced. The Huinga-1 well was drilled to a total depth of 13,000 feet in order to test several target zones. The well was plugged and suspended for later re-entry should the participants determine that a re-entry is warranted.

Indo holds a 23.8% interest in the well and permit area. A farm out agreement with Australian Worldwide Exploration N.L. and sale of a five percent interest for US$150,000 to Antrim Oil and Gas Limited, Calgary reduced exposure to about 10% of well cost of approximately $3.4 million.

Seismic has also detailed the shallower Oru Prospect to the south of the Crown Prospect.

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PEP 38736

Indo has a 50% participating interest in, and is the operator of, PEP 38736. This permit was awarded on July 14, 1999, to Indo and Millennium Oil and Gas Ltd, for a five-year term. It is adjacent to PEP 38723, which is held by Indo (40%) and Trans (40%). Indo has applied for an extension of the area of PEP 38736 to incorporate the area previously held as the PEP 38706 appraisal area, which Permit was relinquished on August 2, 1999. The Ministry of Commerce granted the extension on October 27, 1999.

The joint venture must complete geological and geophysical work and acquire at least 8 km of new seismic by January 2001.

Australia

VIC P39

After extensive geological and geophysical work in this permit, it has become clear to the parties that there is a lack of prospectivity. This may be as a result of the distorting effect on seismic data of very large buried channels and canyons in the rock section between the sea floor and the Latrobe target. This conclusion has resulted in the Joint Venture's formal offer to surrender the license. The Joint Venture awaits a response from the Federal Government of Australia.

For the above reasons, the author of the Report has assigned a value of $0 to this asset.

AC/ P 19

Indo operates this 364,500-acre permit, which encompasses the southern part of the Cartier Trough and parts of the Ashmore Platform to the west. The potential of fan sands to be reservoir objectives in this area was demonstrated by the

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drilling in 1997 by Cultus Petroleum of the 7,500 barrel a day Tenacious-1 oil discovery well immediately southeast of the permit. These fan sands are considered to be extensively developed within the axis of the Cartier Trough in the eastern half of AC/P19, and the company is negotiating to purchase part of the 'Onnia' 3D seismic which was recently acquired within this area, to aid in identification and mapping of targets for future drilling.

During August 1998, Veritas DGC acquired 65 miles of new 2D data for the company. This seismic has confirmed the existence of the Corvus Prospect, which is mapped as a fault-bounded high block with trapping potential at the Plover Formation level, (the producer formation in the 100 million - barrel Jabiru oil field, located on a similar type and sized fault block about 20 miles southeast of AC/P19). Individual well production rates of up to 15,000 barrels per day at Jabiru attest to the excellent reservoir properties of Plover Formation sandstones.

During the coming year, the company will continue its evaluation of 2D and 3D seismic and well data, in order to establish and rank prospects and leads in the permit. During this time, the ongoing drilling activity in surrounding permits is likely to markedly enhance the value of the company's permit. This Vulcan Graben area of the Timor Sea is an ongoing focus of oil exploration, with many of the world's major explorers including Shell, Chevron and Mobil actively involved. Many wells are committed to be drilled in licenses surrounding AC/P19 in the next few years, while the recent acquisition of large-scale 3D seismic surveys over much of the area is likely to bring about identification of many new targets. The Company plans to purchase 3D seismic to fulfill the year-three work obligations.

AC/ P 31

On September 12, 1999, the Northern Territory Department of Mines and Petroleum formally awarded permit ACP 31 in the Timor Sea to the Indo as Operator (65%) and Mosaic Oil NL (35%).

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The Permit, of approximately 18,000 acres is awarded for six years subject to the Registrant fulfilling the minimum work requirements. In the first year these requirements comprise the purchase of geological and geophysical data and the completion of geological and geophysical studies. In the second year they comprise the reprocessing of 30km of 2D seismic data and completion of AVO and pre-stack depth migration studies over the test line. In the third year they comprise the acquisition of 20 km of new 2D seismic and the integration and interpretation in the existing database. In year four the obligation is to acquire 20 km new 2D seismic to high grade prospects and in the fifth year comprises a re-evaluation and re-interpretation of seismic data. In year six one well must be drilled.

China

Nanling/Wuwei

The company has invested approximately $450,000 in this Technical Study Agreement, which includes the right to negotiate for exclusive exploration and production contracts. Though these have technically expired, Indo's management believes that the recently restructured petroleum regulatory and managerial authorities will renegotiate the terms and this looks promising at the Valuation Date. For our purposes we have assigned a risked value of 50% of the actual cost incurred to reflect the possibility of the company being unable to continue exploration activities on this property.

11.1.2   Working Capital and Value Calculations

To the adjusted operating asset values calculated, we have made notional adjustments to the balance sheet of Indo to reflect the going-forward value of the shares being transferred to Trans.

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These adjustments, which are presented in Schedule 3, include:
* The addition of the oil and gas assets of Trans transferred in the Transaction, net of the royalty;
*   The disposal of the investments in Trans, AMG, and Gondwana; and,
*   The forgiveness of the note receivable from Trans.

The resultant 'enbloc' value of Indo, as presented on Schedule 3, results in a value of between $22,600,000 and $24,050,000. As the Transaction calls for Indo to issue from treasury, 4,184,224 common shares (or 12.89% of the company's total capital) the shares to be transferred are valued in the range of $2,910,000 to $3,100,000. No discount for minority interest has been considered.

11.1.3   Discussion and Calculation of Attached Purchase Warrants

Each "unit" has a two-year common share warrant attached. The warrant allows the holder to buy an addition share for USD0.50 for 12 months and for USD0.75 for the second year. If the warrants are not exercised within two years, the warrants expire. Further Indo will issue further warrants (at a price of $1.50) for each warrant exercised provided at least one of the properties transferred in the Transaction has made a commercial discovery.

Valuation Considerations

In valuing the warrants there are two overriding considerations. These being that the warrants are 'not-in-the-money' at the Valuation Date and the nature of the exploration business in which the warrants are to be issued, which makes historical fluctuations in share price less relevant to current valuation.
These and other points are discussed below:

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Arguments for a Low Value:
* Theoretically the lowest value to attribute to these warrants is close to no value at all. This could be argued because at the Valuation Date the warrants were not in the money and they are for a limited time.
* The time allocated to exercise the warrants is relatively short in comparison to the exploration cycle typical for the industry. In other words even if one or more of the properties has a major economic reserve, it may take longer than the one or two years to make the discovery and longer still to test develop and exploit the discovery.
* Despite this the warrants have some value as they give the owners certain options and rights.

Arguments for a High Value:

* Theoretically the value of the warrant could be close to the value of a share in the company. This is particularly true of warrants of a company in the oil and gas exploration industry for the following reasons: If the company makes a major commercial discovery, the exercise price may be immaterial to the fair market value of the reserves and the warrant holder would enjoy virtually all the upside to a discovery. Likewise, on the downside the holder does not have to commit until a discovery that elevates the value of the company beyond the exercise price has been made.
* The nature of the activities of the company, which could be described as 'all or nothing'. Its exploration permits are in areas or adjacent to areas known to have significant petroleum reserves. Any discoveries are likely to be large, and make the potential fair market value of the company extremely large in comparison to its present value.
* The exercise price of USD0.50 is close to the 'enbloc' fair market value of company's shares and a small appreciation will make the warrants 'in-the-money'.

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*   Exercise of the warrants provide further warrants and exercisable at
    USD1.50 for one-year, therefore allowing holder to share in major discoveries.

For the above reasons, in the low case and high cases respectively, we have assigned the attached warrants a value equal to 20% and 45% of the stock price as calculated above; $580,000 and $1,395,000.

11.2   Valuation of 1,800,000 Shares of AMG Oil Ltd.

The Transaction contemplates the transfer of 1,800,000 of the 14,200,000 issued and outstanding Class A common shares of AMG, representing an ownership interest of 12.68% be transferred to the shareholders of Trans. Pursuant to Section 12.0 of the Report, the value range of all the issued and outstanding shares of AMG is in the range of $1,880,000 to $2,170,000.

Therefore the ratable value of AMG held by Indo, at the valuation date is between $238,000 and $275,000. Due to the fact that the shares are closely held and the nature of this Transaction, between related parties, we have not applied a minority interest discount, but have rather valued the block of shares to be transferred at a pro-rata share of the company en bloc.

11.3   Value of Trans Shares

The Transaction calls for Indo to transfer 517,020 of the 40,594,060 (1.3%) issued and outstanding shares of Trans back to Trans for cancellation. In valuing these shares, we have notionally adjusted Trans to reflect its structure post-Transaction. We have further replaced the book values of its investments with the market values at the Valuation Date. These values have been used assumed to approximate fair market value. This assumption is material in relation to the value of the Trans shares being valued but not material in relation to the Transaction as a whole, and for example, had we used the average

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trading price for December 31, 1999 of approximately USD 1,20 per share, the value transferred to Trans would be reduced by approximately $91,000.

This calculation is presented on Schedule 4, and includes the following notional adjustments:
*   Pursuant to the Transaction:
    -   The oil and gas assets are removed
    - 600,000 shares of Gondwana (with a market value of approximately $30,000) are added.
    - 1,800,000 shares of AMG (with a fair market value of between $238,000 and $275,000) are added.
    -   The Due to Indo has been eliminated.
* The investments (made up mostly of shares in Verida Internet Corp.) are adjusted to reflect their market values at December 31, 1999.

11.4   Value of Gondwana Shares

The Gondwana shares have been valued at their market values at September 30, 1999. Pursuant to discussions with management, there is not a material change in their market value from September 30 to December 31, 1999, the Valuation Date. The $29,000 attributable to these shares is not material to the Transaction as a whole.

11.5   Value of the Assignment of Debt Obligation

Pursuant to the Transaction agreement, Indo will reduce the purchase price by its note receivable from Trans, which at December 31, 1999 had a balance of USD1,036,657. This translated into Canadian dollars at the Valuation Date is worth $1,554,985 (or approximately $1,555,000). The author of the Report has not confirmed this figure, but rather assumed it to be correct, see major assumptions section of this Report.

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11.6   Discussion and Valuation of Royalties

Indo will grant Trans a gross overriding royalty on all assets transferred in the Transaction. This royalty will be calculated on the hydrocarbon production resulting from any of the properties transferred to Indo (from Trans) in the Transaction. The Royalty is based on the gross profit (1% for Australian and PNG properties, 2% for New Zealand properties, and 5% on the Whakatu - 1 property, which has recently been found to be uneconomical), net of lifting and transportation costs, applicable royalty fees, and a 2.5% administrative fee. The royalty arrangement will be registered against the assets and therefore binding against any assignee.

Valuation theory surrounding royalties mirrors that of other intangible assets, with the most common being: the cost approach, the market comparison approach, and the capitalized (or discounted) earnings approach. Another method sometimes employed is the dual capitalization method.

Except for the cost method, each of these methods requires that the future revenue associated with the royalty be projected or estimated in some way. Due to the nature of these properties, being exploratory in nature and both non-proved and non-producing, neither Indo nor Trans have found a basis with which to make earnings projections from these properties reliable, despite economic models developed internally for management decision making purposes. It is the authors of the Report's opinion that there are too many variables and too much uncertainty to rely on the economic models for our purposes. It is further our contention that placing emphasis on the models would amount to an improper inconsistency in the valuation methodology, since the successes that are predicted in the economic modeling would also have a favourable impact on the value of the assets being transferred; this 'added value' has not been considered in the Report.

The cost approach is more quantifiable, but it too has certain limitation, not the least of which is it is fails to consider that value is forward-looking.

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Never the less, where projections are not practical or reliable it forms a suitable basis with which to establish value.

In calculating the value of the royalties, in the case of the unproved leases, we have used the costs approach multiplied by the appropriate royalty percentage to estimate the value. Technically this results in a value lower than the actual value of the royalties due to the way that the agreement calculates the royalties; Namely, with no deduction for capital costs. For this reason, we have added a premium of 25% to the cost approach.

For the proved property, Elevala/Ketu, we have relied on the reserve report written by Johnston Consulting, dated February 2000, and adjusted it as follows:

* We have added back the expected capital expense associated with development of the field (7.5% of USD155,860,000 present valued at 15% for one and one-half years to reflect the timing of these development costs) to the net present value figure of $1,700,000 and multiplied this figure by the 1% royalty pursuant to the agreement.

11.7   Non-Dilution Clauses

Due to the uncertainty surrounding the future benefit, if any, of the non-dilution clauses in the agreement, we have not assigned any value to them in this Report.

12.0   VALUATION OF AMG OIL LTD.
       -------------------------

12.1   Background and Discussion

As both Indo and Trans have significant holdings in AMG Oil Ltd., a company with directors, officers, and principal shareholders in common with both Trans and Indo, we have adjusted the book values of these holdings to reflect the pro-rata share of Fair Market Value of this company.

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Valuation Report and Related Fairness Opinion: March 24, 2000
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The company, at the valuation date, had no operations other than an interest in one oil and gas permit. The 30% equity interest in permit 38256 (in New Zealand), as described above, was earned by financing a 120-mile seismic survey on the property. The company has a further option on 50% of the property, which would be earned with an additional USD $2,100,000 investment in exploration of the permit.

12.2   Valuation Calculations and Conclusions

The authors of the Report have used the same valuation technique to value all the issued and outstanding shares of AMG as that used in valuing the shares of Trans and Indo. This was done considering:
*   The purpose of this report.
*   The fact that all three companies hold similar assets.
*   The nature of the assets, including all the reasons sited above.

As pursuant to schedule 5, attached, and based on and subject to all of the foregoing, Evans & Evans is of the opinion that the fair market value of all the issued and outstanding shares of AMG is in the range of $1,880,000 to $2,170,000.

13.0   DISCUSSION OF FAIRNESS
       ----------------------

In assessing the fairness of the transaction to the shareholders of both Indo and Trans, we have reviewed both the quantitative analyses (presented in the schedules 1 through 5), as well as other qualitative factors, which have an impact of the overall value of the Transaction to all the shareholders by merging the two entities.


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Valuation Report and Related Fairness Opinion: March 24, 2000
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Quantitative:

                                            LOW                 HIGH
Transferred to INDO
Oil and Gas properties                   5,790,000           6,410,000

Transferred to Trans
Indo Shares                              2,910,000           3,100,000
(Attached warrants)                        580,000           1,395,000
1,800,000 AMG shares                       238,000             275,000
600,000 Gondwana shares                     29,000              29,000
Royalties (GORR)                           220,000             230,000
Trans shares                               296,000             296,000
Loan receivable
price reduction                          1,555,000           1,555,000
Total                                    5,861,000           7,207,000

The above table illustrates there is significant overlap in the value ranges; namely, the low value transferred to Indo to the high value transferred to Trans of $5,790,000 to $7,207,000. It is because of this overlap that it is our opinion that the Transaction is fair from a financial standpoint to the shareholders of both Trans and Indo.

Qualitative:

With respect to fairness, the added benefits to all parties of the Transaction, which includes: focusing managements' time and resources to pursue unified goals; reductions of duplicated costs; and other synergies, result in the combined entity being more than the sum of its parts, and therefore the Transaction is 'more' fair to all the parties.

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In addressing the issue that the range of values, both the low-to-low and the high-to-high values favour Indo certain factors should be mentioned; including:
Indo is the larger of the two with interests in more properties; Indo has production revenue; Indo has more working capital and its working capital is more liquid than that of Trans; and, much of Trans' value is in an asset redundant to its operation. These factors suggest that Indo may be in a better position from which to negotiate the Transaction. Tempering these issues are the clauses in the agreement which allow Trans to enjoy a significant share in the potential upside inherent in the assets (both the ones it is divesting and those owned by Indo) by way of: common shares of Indo; purchase warrants; royalties on production revenue; and, anti-dilution clauses. These all become factors in future value if any of the exploration activities result in commercial findings.

14.0   RESTRICTIONS AND CONDITIONS
       ---------------------------

This opinion is intended for the purpose stated in this report and, in particular, is based on assumptions as to results that could reasonably be expected at the Valuation Date. It is not to be the basis of any subsequent valuation and is not to be reproduced or used other than for the purpose of this report without prior written permission in each specific instance. Evans & Evans, Inc. disclaims any responsibility or liability for losses occasioned to any parties as a result of the circulation, publication, reproduction or use of this opinion contrary to the provisions of this paragraph. This opinion is based upon information made available to us and on the assumptions we have made. We reserve the right to review all calculations included or referred to in this opinion and, if we consider necessary, to revise our opinion in the light of any information existing at the Valuation Date which becomes known to us after the date of this opinion.

This report has been prepared for the directors of Indo and Trans only. Any other person or entity without our express, prior written consent may not rely upon this report.


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Yours very truly,

EVANS & EVANS, INC.


-----------------------------------

15.0   STATEMENT OF INDEPENDENCE
       -------------------------

Evans & Evans, Inc. is, for the purposes of preparing this report, an independent valuer within the meaning of OSC 9.1. None of the partners, employees or associates of Evans & Evans, Inc., has, or anticipates the acquisition of any interest in the assets, shares or business undertakings of Indo-Pacific Energy Ltd., Trans-Orient Petroleum Ltd., AMG Oil Ltd. or any of their subsidiaries or related corporations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Indo Pacific Energy Ltd.


                                           By /s/ David J. Bennett
                                              -----------------------
                                              Chief Executive Officer, Director

Date: March 30, 2001

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